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Exhibit 5.1

                            LURIO & ASSOCIATES, P.C.

                                ATTORNEYS AT LAW
                               ONE COMMERCE SQUARE
                               2005 MARKET STREET
                                   SUITE 2340
                           PHILADELPHIA, PA 19103-7015
                               TEL 215 / 665-9300
                               FAX 215 / 665-8582
                                ----------------

DOUGLAS M. LURIO**                          NEW JERSEY OFFICE
MARGARET SHERRY LURIO*                      3 SOUTH HADDON AVENUE
KEVIN M. RULIS                              HADDONFIELD, NEW JERSEY 08033
                                            TEL. (856) 216-2206


**MEMBER PENNSYLVANIA & FLORIDA BARS
*MEMBER PENNSYLVANIA & NEW JERSEY BARS


                                  July 23, 2001


Red Bell Brewing Company
3100 West Jefferson Street
Philadelphia, PA 19121-3508
Attn. James R. Bell, President

                   Re: Red Bell Brewing Company -
                       Registration Statement on Form SB-2
                       -----------------------------------

Dear Mr. Bell:

         We have acted as counsel to Red Bell Brewing Company, a Pennsylvania corporation (the "Company"), in connection with a Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). The Registration Statement covers 1,682,970 shares of Common Stock ("Common Stock") which are either currently outstanding, or issuable upon exercise of warrants or options.

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                  In rendering this opinion, we have examined (i) the Articles of Incorporation, as amended, and By-Laws of the Company; (ii) the resolutions of the Board of Directors evidencing the corporate proceedings taken by the Company to authorize the issuance of the Common Stock pursuant to the Registration Statement; (iii) the Registration Statement (including all exhibits thereto); and (iv) such other documents as we have deemed appropriate or necessary as a basis for the opinion hereinafter expressed.

                  In rendering the opinion expressed below, we assumed the authenticity of all documents and records examined, the conformity with the original documents of all documents submitted to us as copies and the genuineness of all signatures.

                  We assume that appropriate action will be taken, prior to the offer and sale of the Common Stock, to register and qualify the shares for sale under all applicable state securities or "blue sky" laws.

         Based upon and subject to the foregoing, and such legal considerations as we deem relevant, we are of the opinion that when resold as contemplated by the Registration Statement, and subject to effectiveness of the Registration Statement and compliance with applicable state securities laws, the Common Stock when issued will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to references made to this firm under the heading "Legal Matters" in the Prospectus contained in the Registration Statement and all amendments thereto.

                                   Sincerely,



                                  /s/  LURIO & ASSOCIATES, P.C.
                                  ----------------------------
                                       LURIO & ASSOCIATES, P.C.